UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2006

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	58-2511877 (I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia  30309
(Address of principal executive offices)  (Zip Code)

(404) 815-0770
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01.  Entry into a Material Definitive Agreement.

On November 17, 2006, EarthLink, Inc. (the “Company”) entered into an Indenture (the “Indenture”) with Wells Fargo Bank, N.A., as trustee, relating to the Company’s 3.25% Convertible Senior Notes due 2026 (the “Notes”). Under the Indenture, the Company issued $258,750,000 aggregate principal amount of Notes in a public offering pursuant to an Underwriting Agreement entered into on November 13, 2006, and disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on November 14, 2006, which is incorporated herein by reference. The sale of the Notes was made pursuant to the Company’s registration statement on Form S-3 (SEC File No. 333-138600), including a prospectus supplement dated November 13, 2006, filed by the Company on November 14, 2006 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Prospectus Supplement”). Terms of the Indenture and the Notes issued pursuant to the Indenture are described in the section of the Prospectus Supplement entitled Description of the Notes, which is incorporated herein by reference. A copy of the executed Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

7.01  Regulation FD Disclosure.

The Company announced today the closing of its underwritten public offering of $258,750,000 aggregate principal amount of the Notes.  The aggregate principal amount of the Notes sold reflects the exercise by the underwriters of their option to purchase an additional $33,750,000 to cover over-allotments.  A copy of the press release is being furnished as Exhibit 99.1 hereto.

As previously announced, in connection with the pricing of the Notes, the Company entered into convertible note hedge transactions (the “Hedge Transactions”) with respect to its common stock, par value $0.01 per share (the “Common Stock”), with affiliates of UBS Securities LLC and Banc of America Securities LLC (the “Underwriters”).  The Company also entered into warrant transactions (the “Warrant Transactions”) whereby the Company sold to affiliates of each of the Underwriters warrants to acquire shares of Common Stock, subject to customary anti-dilution adjustments.  In connection with the Underwriters’ exercise of their over-allotment option to purchase additional Notes, the Company is using a portion of the net proceeds from the sale of the additional Notes and from the sale of corresponding additional warrants to enter into additional Hedge Transactions.  The Hedge Transactions entered into in connection with the offering of the Notes, including the additional Notes, will cover, subject to customary anti-dilution adjustments, 28.4 million shares of Common Stock.  The Warrant Transactions entered into in connection with the offering of the Notes, including the additional Notes, provide that the Company will sell warrants to acquire 28.4 million shares of Common Stock.

The Company estimates that the net proceeds from this offering, including proceeds resulting from the exercise of the Underwriters’ over-allotment option, will be approximately $251.2 million after deducting the Underwriters’ discounts and commissions and estimated offering expenses.  The Company is using approximately $15.1 million of the net proceeds from the offering of the Notes (including the proceeds from the sale of the additional Notes) to fund the Hedge Transactions and the Warrant Transactions.  Remaining proceeds will be used for general corporate purposes.  Although no commitments or agreements have currently been made for any such purposes, they could include future investments in the Company’s various strategic growth initiatives.  They could also include future share repurchases.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  The information in this Report will not be deemed as an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
4.1	Indenture, dated November 17, 2006, by and between EarthLink, Inc. and Wells Fargo Bank, N.A.
99.1	Press release dated November 17, 2006 announcing closing of offering.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

By:	/s/ Kevin M. Dotts
Name: Kevin M. Dotts Title: Chief Financial Officer

Date: November 17, 2006

Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated November 17, 2006, by and between EarthLink, Inc. and Wells Fargo Bank, N.A.
99.1	Press release dated November 17, 2006 announcing closing of offering.